UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2009

ELEMENT 21 GOLF COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15260	88-0218411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1, Toronto, Ontario, Canada MKA 4K9	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 362-2121

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01. Entry of Material Definitive Agreement

On December 10, 2009, Element 21 Golf Company (the “Company”) entered into an agreement with Legend Securities, Inc. (“Legend”), pursuant to which Legend has agreed to provide to the Company, on a non-exclusive basis, for up to one year, unless extended by the Company, investor awareness and business advisory services, including the following:

•	assistance with investor presentations such as, but not limited to, PowerPoint slidepresentations, broker/dealer fact sheets, financial projections and budgets;

•	sponsorship to capital conferences;

•	identification and evaluation of financing transactions;

•	identification and evaluation of acquisition and/or merger candidates;

•	introductions to broker dealers, research analysts, and investment companies that Legend believes could be helpful to the Company.

In consideration for providing the services, Legend will receive a monthly advisory fee in the amount of $10,000, and a warrant to purchase 350,000 shares of the Company’s common stock, that vest in four equal tranches of 87,500 every 90 days.

A copy of the agreement is filed herewith.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1           Agreement with Legend Securities, Inc., dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

Date: December 15, 2009	By:	/s/ Nataliya Hearn
Dr. Nataliya Hearn
President

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